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                                                                     Exhibit 3.3

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

          Instrument Technology Corporation, Inc., a corporation of the State of Delaware, whose registered office is located at 100 West Tenth Street, in the City of Wilmington, Delaware, certifies pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, as amended, that at a meeting of the stockholders of said corporation called for the purpose of amending the Articles of Incorporation, and held on August 14, 1970, it was resolved by the vote of the holders of a majority of the shares of each class entitled to vote and by a majority of the shares of each class whose rights, privileges or preferences are changed, that Article One of the Articles of Incorporation is amended to read as follows:

          Article One: The name of the corporation is: Aerosonic Corporation.

                                               INSTRUMENT TECHNOLOGY CORPORATION


                                               BY /s/ H. J. Frank
                                                  ------------------------------
                                                  President

[Seal]


/s/ A.L. Benmayor
------------------
Secretary

THE STATE OF FLORIDA I

COUNTY OF PINELLAS   I

          BEFORE ME, the undersigned authority, on this day personally appeared
H. J. Frank President, who, after being by me first duly sworn, upon his oath stated that he had read the above and foregoing and acknowledged to me that the same was the act of said Instrument Technology Corporation a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated, and that the facts stated therein are true.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this 24th day of August, 1970.


                                               /s/ Sue Davis
                                               ---------------------------------
                                               Notary Public in and for Pinellas
                                                         County Florida

                                                                          [SEAL]

                                       NOTARY PUBLIC, STATE OF FLORIDA AT LARGE
                                             MY COMMISSION EXPIRES MAY 24, 1971